UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2010

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12015 Lee Jackson Highway, Fairfax, VA	22033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On January 15, 2010, ManTech International Corporation completed its acquisition of Sensor Technologies Inc. (the “Acquisition”). Sensor Technologies Inc. (“STI”) provides mission-critical systems engineering and Command, Control, Communications, Computers, Intelligence, Surveillance and Reconnaissance (C4ISR) services and solutions to the Department of Defense. STI’s largest customer is the U.S Army, through several contracts, including its prime position on the Strategic Services Sourcing (S3) Indefinite Delivery/Indefinite Quantity contract.

The acquisition was consummated pursuant to a Stock Purchase Agreement (“Purchase Agreement”) with STI, each of the shareholders of STI (collectively, the “Sellers”), and one of the Sellers, acting in his capacity as a representative for the shareholders of STI (the “Sellers Representative”). Following the Acquisition, STI is now our wholly owned subsidiary.

We paid an initial purchase price of $242 million in cash (the “Purchase Price”) pursuant to the Acquisition. The Purchase Price was subject to adjustment at closing based on an estimation of STI’s working capital on the closing date. There were no additional payments by ManTech to the shareholders of STI, or to ManTech by the shareholders of STI, at closing as a result of this adjustment procedure. However, this determination is subject to review in the 120 days following the closing, and is thus potentially subject to adjustment based on the results of that review.

Pursuant to the terms of the Purchase Agreement, $24.2 million of the Purchase Price was placed into escrow to satisfy (i) potential indemnification obligations of STI and its shareholders and (ii) any post-closing adjustments to the Purchase Price in ManTech’s favor. The escrow term will be for a period of eighteen months.

Each of the Sellers has also agreed, for a period of four years following the closing of the Acquisition, not to directly or indirectly compete with the business of STI or solicit any employees of ManTech or any of its affiliates.

A copy of the Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K. The foregoing descriptions of the Acquisition and Purchase Agreement are qualified in their entirety by reference to the terms of the Purchase Agreement, as filed.

A copy of our press release, dated January 19, 2010, announcing the completion of the Acquisition, is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

The financial statements of the business acquired required by this item are not included in this Current Report on Form 8-K. The financial statements will be provided pursuant to an amended report, which will be filed not later than 71 calendar days after the date that this initial report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this item is not included in this Current Report on Form 8-K. The pro forma financial information will be provided pursuant to an amended report, which will be filed not later than 71 calendar days after the date that this initial report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
2.1*	Stock Purchase Agreement, dated December 18, 2009 (Stock Purchase Agreement), by and among ManTech, Sensor Technologies Inc. (STI), the shareholders of STI, and a Seller’s Representative.

99.1*	ManTech International Corporation Press Release, dated January 19, 2010, announcing the completion of the acquisition of Sensor Technologies Inc. by ManTech.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ManTech International Corporation

Date: January 19, 2010	By:	/S/ MICHAEL R. PUTNAM
	Name:	Michael R. Putnam
	Title:	Senior VP – Corporate & Regulatory Affairs